Exhibit 10.19
AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
THIS AMENDMENT dated as of September 26, 2008, by and between INTERSTATE HOTELS & RESORTS, INC., a Delaware corporation ((the “Company”), INTERSTATE MANAGEMENT COMPANY, L.L.C., a Delaware limited liability company (the “LLC”) and any successor employer, and Leslie Ng (the “Executive”), an individual residing at                           , to that Employment Agreement dated September 26, 2005 (“Original Agreement”).
     WHEREAS the Company and the LLC desire to continue to employ the Executive in the capacity of Chief Investment Officer, and the Executive desires to be so employed.
     Now, therefore, in consideration of the mutual covenants set forth herein and other good and valuable consideration the parties hereto hereby agree as follows:
1. Section 1 of the Original Agreement is hereby deleted and replaced in its entirety by the following:
          Employment; Term. The Company and the LLC each hereby employ the Executive, and the Executive agrees to be employed by the Company and the LLC, upon the terms and subject to the conditions set forth herein, for a term of three (3) years, commencing on September 26, 2008 (the “Commencement Date”), and ending on September 25, 2011 unless terminated earlier in accordance with Section 4 of the Original Agreement; provided that such term shall automatically be extended from time to time for additional periods of one calendar year from the date on which it would otherwise expire unless the Executive, on the one hand, or the Company and the LLC, on the other, give notice to the other party and parties prior to such date that it elects to permit the term of this Agreement to expire without extension on such date. (The initial term of this Agreement as the same may be extended in accordance with the terms of this Agreement is hereinafter referred to as the “Term”).
2. Section 3(a) of the Original Agreement is hereby deleted and replaced in its entirety by the following:
     “(a) Beginning September 26, 2008, the Company and the LLC will pay the Executive a base salary at an aggregate annual rate of $330,000 through December 31, 2008 and, effective January 1, 2009, at an aggregate annual rate of $350,000, subject to annual review by the Compensation Committee of the Board (the “Compensation Committee”), and in the discretion of such Committee, increased from time to time. Once increased, such base salary may not be decreased. Such salary shall be paid in periodic installments in accordance with the Company’s standard practice, but not less frequently than semi-monthly.”

3. Section 3(c) of the Original Agreement is hereby deleted and replaced in its entirety by the following:
     “(c) In addition to the bonus referenced in Paragraph 3(b) above, Executive will be eligible to participate in the Company’s Development Incentive Plan on terms agreed to by the Chief Executive Officer. The Executive’s participation in the Development Incentive Plan may not be decreased.
4. Section 3(g) of the Original Agreement is hereby deleted and replaced in its entirety by the following:
     “(g) The Company and the LLC will reimburse the Executive, in accordance with its standard policies from time to time in effect, for all out-of-pocket business expenses as may be incurred by the Executive in the performance of his duties under this Agreement. In addition, at the Executive’s election, the Company will (a) allow the Executive to use the apartment leased by the company for traveling executives in the Washington, D.C. metropolitan area, with a monthly rent not to exceed $2,500, for use by the Executive, based on availability of the apartment, while the Executive is in the Washington, D.C. metropolitan area or (b) pay to Executive a monthly housing allowance of $2,500. The election of (b) is taxable income to Executive and shall not be grossed up by the Company.”
5. The parties hereby acknowledge and agree that there are no breaches or defaults of the Original Agreement by either party, and each party forever waives and releases the other from any right it may have had to terminate the Original Agreement prior to the date of this Amendment.
6. All capitalized terms used herein as defined terms which are not defined herein but which are defined in the Original Agreement shall have the meanings given to them in the Original Agreement.
7. Except as expressly amended hereby, all of the provisions, terms, and conditions contained in the Original Agreement shall remain in full force and effect and are hereby ratified by the parties.
8. This Amendment may be executed in any number of counterparts each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Signatures on this Amendment shall be deemed to be original signatures for all purposes of this Amendment.
[Signatures appear on the following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

EXECUTIVE:

/S/ Leslie Ng

Leslie Ng

COMPANY:

INTERSTATE HOTELS & RESORTS, INC.

By:	/S/ Christopher Bennett
Name: Christopher Bennett
Title: EVP & General Counsel

LLC:

INTERSTATE MANAGEMENT COMPANY, LLC

By: Interstate Operating Company, L.P., a member

By: Interstate Hotels & Resorts, Inc., its general partner

By:	/S/ Christopher Bennett
Name: Christopher Bennett
Title: EVP & General Counsel